Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Moggle, Inc. on Amendment No. 1 to Form S-1 of our report dated June 9, 2008 , except for  the last paragraph of  Note 7, as to which the date is June 23, 2008 , appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Morison Cogen LLP
Bala Cynwyd, Pennsylvania
September 21, 2009